Exhibit 10.1

FIFTH AMENDMENT TO

RESTRICTED SHARE AGREEMENT

THIS FIFTH AMENDMENT TO RESTRICTED SHARE AGREEMENT (this “Amendment”) is entered into by and between Paragon Real Estate Equity and Investment Trust, a Maryland real estate investment trust (the “Trust”), and             (the “Trustee”), as of September 28, 2012 (the “Effective Date”).

WHEREAS, the Trust and the Trustee are parties to that certain Restricted Share Agreement dated September 29, 2006 (the “Original Agreement”);

WHEREAS, under the Original Agreement, the Trust agreed to issue to the Trustee, and the Trustee agreed to receive 12,500 restricted shares of the Trust’s Class C Convertible Preferred Shares (the “Restricted Shares”) in exchange for the Trustee’s services as a trustee of the Trust for a prescribed period of time;

WHEREAS, the Restricted Shares are subject to forfeiture and restricted from being transferred by the Trustee until the completion of a prescribed vesting schedule;

WHEREAS, as of the Effective Date the Restricted Shares are nonvested, subject to substantial risk of forfeiture and nontransferable;

WHEREAS, the Trustee and the Trust have agreed to amend the Original Agreement to extend the period for which the Trustee shall provide services as a trustee of the Trust and to postpone the vesting of the Restricted Shares until the completion of that extended period;

WHEREAS, the Board of Trustees of the Trust has determined that the provisions of this Amendment, including the extension of the period for which the Trustee shall serve as a trustee of the Trust and the postponement of the vesting of the Restricted Shares, are in the best interest of the Trust.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to amend the Original Agreement as follows:

1. Defined Terms. Capitalized words and phrases not otherwise defined herein shall have the meanings set forth in the Original Agreement.

2. Extension of Period of Services. Section 1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“1) GRANTING OF RESTRICTED SHARES. The Trust will issue to the Trustee a total of 12,500 restricted shares of the Trust’s Class C Convertible Preferred Shares (“Restricted Shares”) for his services as a trustee of the Trust for the period beginning as of the date of this Agreement through September 30, 2013.”

3. Extension of Period of Restrictions on Transferability. The third sentence of Section 2 of the Original Agreement is hereby amended and restated in its entirety as follows:

“However, the holder of any Restricted Shares may not otherwise transfer, sell, assign or dispose of any of the Restricted Shares until they have vested as provided for in this Agreement; provided however, that notwithstanding whether or not some or all of the Restricted Shares have vested as provided for in this Agreement, the holder of any Restricted Shares may not transfer or sell any of the Restricted Shares until the seventh anniversary of the date of this Agreement.”

4. Extension of Vesting Period. The first sentence of Section 3 of the Original Agreement is hereby amended and restated in its entirety as follows:

“The Restricted Shares will vest upon the latest to occur of:

(i)	a public offering by the Trust sufficient to liquidate the Restricted Shares;

(ii)	an exchange of the Trust’s existing shares for new shares, and

(iii)	September 30, 2013.”

5. Extension of Forfeiture Period. The last sentence of Section 3 is hereby amended and restated in its entirety as follows:

“The holder of the Restricted Shares will automatically and without notice be forfeited and cease to have any right, title or interest to any of the Restricted Shares that remain subject to forfeiture immediately if the Trustee resigns from being a member of the Board of Trustees of the Trust prior to September 30, 2013.”

6. Terms of Original Agreement Ratified and Confirmed. Except as expressly modified, amended or supplemented by this Amendment, all terms, covenants and conditions of the Original Agreement remain unchanged and in full force and effect. The parties hereto hereby acknowledge that all of the terms, covenants and conditions of the Original Agreement, as hereby modified, amended or supplemented by this Amendment, are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term of the Original Agreement, and that the Original Agreement and this Amendment shall be read and interpreted as if it was one agreement.

7. Conflict. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Original Agreement, such conflict shall be resolved in favor of the terms and conditions of this Amendment and the Original Agreement shall be construed accordingly.

8. Binding Effect and Counterparts. It is understood and agreed that this Amendment shall not be binding upon any of the parties hereto until all of the parties hereto shall have executed and delivered the same. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signature of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile also shall deliver a manually executed counterpart of this Amendment, but failure to deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

9. Governing Law; Amendments. The construction, interpretation, and enforcement of this Amendment shall be governed by the laws of the State of Ohio, without resort to choice of law principles. In the event any provision of this Amendment is deemed to be unenforceable under applicable law, the remaining provisions of this Amendment shall not be affected and shall remain enforceable unless the effect of the unenforceability of the provision at issue materially alters the agreement evidenced hereby. This Amendment cannot be changed orally, and can be changed only by an instrument in writing signed by the party against whom enforcement of such change is sought.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

PARAGON REAL ESTATE EQUITY AND
INVESTMENT TRUST, a Maryland real estate investment trust

/s/ John J. Dee
By:	John J. Dee
Its:	Secretary

Trustee

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